Exhibit 99.1

VERALTO REPORTS THIRD QUARTER 2024 RESULTS
WALTHAM, Mass., (October 23, 2024) – Veralto (NYSE: VLTO) (the “Company”), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™ announced results for the third quarter ended September 27, 2024.
Key Third Quarter 2024 Results
•Sales increased 4.7% year-over-year to $1,314 million, with non-GAAP core sales growth of 4.6%
•Operating profit margin was 23.4% and non-GAAP adjusted operating profit margin was 24.1%
•Net earnings were $219 million, or $0.88 per diluted common share
•Non-GAAP, adjusted net earnings were $223 million, or $0.89 per diluted common share
•Operating cash flow was $224 million and non-GAAP free cash flow was $215 million
“Our teams across the world executed well and delivered another quarter of strong performance with mid-single digit core sales growth, robust margin expansion and strong cash generation. These results once again demonstrate the durability of our businesses, underpinned by global demand for clean water, safe food and trusted essential goods,” said Jennifer L. Honeycutt, President and Chief Executive Officer. “The growth in Q3 was broad-based across key end markets and regions, highlighted by continued strong demand for industrial water treatment in North America and gradual recovery across consumer-packaged goods markets globally.”

“Our culture of continuous improvement, powered by the Veralto Enterprise System, has fortified our growth and strengthened our execution this year, while also enabling increased investments in sales, marketing and innovation to create future value.”
“Following our strong third quarter performance, we acquired TraceGains, a complementary addition to our packaging and color solutions. TraceGains expands our ability to provide greater value to consumer brands by helping them digitize critical workflows and accelerate time-to-market. Its recurring revenue, robust core sales growth, and attractive gross margins strengthen the financial profile of our PQI segment. Moreover, TraceGains’ focus on increasing food safety is squarely aligned with our purpose -- Safeguarding the World’s Most Vital Resources™,” concluded Honeycutt.
2024 Guidance
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP sales, such as currency translation, acquisitions, and divestitures.
For the fourth quarter of 2024, Veralto anticipates non-GAAP core sales growth in the low-to-mid single-digits year-over-year with adjusted operating profit margin of approximately 24.0% and adjusted diluted earnings per share in the range of $0.86 to $0.90 per share.
For the full year 2024, the Company expects core sales growth in the low single-digits with adjusted operating profit margin expansion of approximately 75 basis points. The Company raised its full year guidance for adjusted diluted earnings per share to a range of $3.44 to $3.48, up from its prior guidance of $3.37 to $3.45 per share. Free cash flow conversion guidance was maintained at a range of 100% to 110%.
Conference Call and Webcast Information
Veralto will discuss its third quarter results and updated financial guidance for 2024 during its quarterly investor conference call tomorrow starting at 8:30 a.m. (ET). Access to the call, webcast and an accompanying slide presentation will be available on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “News & Events” and additional materials will be posted to the same section of Veralto’s website. A replay of the webcast will be available in the same section of Veralto’s website shortly after the conclusion of the call and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing +1 (800) 274-8461 (U.S.) or +1 (203) 518-9843 (INTL) (Conference ID: VLTO3Q24). A replay of the conference call will be available shortly after the conclusion of the call and until November 9, 2024. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”

ABOUT VERALTO
With annual sales of $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands are building on a long-established legacy of innovation and customer trust to create a safer, cleaner, more vibrant future. Headquartered in Waltham, Massachusetts, our global team of 16,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Veralto’s website (www.veralto.com) under the subheading “Quarterly Earnings.”
FORWARD-LOOKING STATEMENTS
Certain statements in this release, including the statement regarding the Company's anticipated fourth quarter and full year 2024 financial performance, the Company’s differentiation and positioning to continue delivering sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; the effects of the separation or the distribution on Veralto’s business; growth, declines and other trends in markets Veralto sells into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2023 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com
Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

VERALTO CORPORATION
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Sales	$1,314	$1,255	$3,848	$3,733
Cost of sales	(531)	(532)	(1,544)	(1,578)
Gross profit	783	723	2,304	2,155
Operating costs:
Selling, general and administrative expenses	(412)	(395)	(1,220)	(1,133)
Research and development expenses	(63)	(55)	(184)	(168)
Operating profit	308	273	900	854
Nonoperating income (expense):
Other income (expense), net	5	—	(9)	(14)
Interest expense, net	(27)	(5)	(85)	(5)
Earnings before income taxes	286	268	806	835
Income taxes	(67)	(63)	(200)	(196)
Net earnings	$219	$205	$606	$639
Net earnings per common share:
Basic	$0.89	$0.83	$2.45	$2.59
Diluted	$0.88	$0.83	$2.43	$2.59
Average common stock and common equivalent shares outstanding:
Basic	247.4	246.3	247.2	246.3
Diluted	250.0	246.3	249.4	246.3

This information is presented for reference only.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)

	Three-Month Period Ended September 27, 2024
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,314	$308	23.4%	$219	$0.88
Amortization of acquisition-related intangible assets A	—	7	0.5%	7	0.03
Loss on disposition of certain product lines B	—	—	—	(5)	(0.02)
Other items C	—	2	0.2%	2	0.01
Tax effect of the above adjustments F	—	—	—	(1)	—
Discrete tax adjustments G	—	—	—	1	—
Rounding	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$1,314	$317	24.1%	$223	$0.89

	Three-Month Period Ended September 29, 2023
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,255	$273	21.8%	$205	$0.83
Amortization of acquisition-related intangible assets A	—	12	1.0	12	0.05
Impairments and other charges D	—	6	0.5	6	0.02
Standalone Adjustment E	2	(10)	(0.8)	(40)	(0.16)
Tax effect of the above adjustments F	—	—	—	7	0.03
Discrete tax adjustments G	—	—	—	(6)	(0.02)
Rounding	—	—	(0.1)	—	—
Adjusted (Non-GAAP)	$1,257	$281	22.4%	$184	$0.75

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)
A    Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended
	September 27, 2024	September 29, 2023
Pretax	$7	$12
After-tax	5	9
B    Gain on the disposition of a certain product line in the three-month period ended September 29, 2023 ($5 million gain pretax as reported in this line item, $4 million gain after-tax).
C    Costs incurred in the three-month period ended September 27, 2024 related to certain strategic initiatives ($2 million pretax and after-tax as reported in this line item).
D    Impairment charge related to tradenames in the Product Quality & Innovation segment for the three-month period ended September 29, 2023 totaling $6 million, as reported in this line item, and $5 million after-tax.

E    This amount encompasses management estimates of operating as a standalone entity. The management estimate includes recurring and ongoing costs required to operate new functions required for a public company such as certain corporate functions including finance, tax, legal, human resources and other general and administrative related functions. The pre-tax and after-tax effect of these estimates are summarized below:

Three-Month Period Ended
September 29, 2023
Impact to Operating Profit	$(10)
Pretax	(40)
After-tax	(29)
F    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
G    Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Sales Growth by Segment, Core Sales Growth by Segment

	% Change Three-Month Period Ended September 27, 2024 vs. Comparable 2023 Period
		Segments
	Total Company	Water Quality	Product Quality and Innovation
Total sales growth (GAAP)	4.7%	3.6%	6.3%
Impact of:
Acquisitions/divestitures	—%	0.2%	(0.2)%
Currency exchange rates	(0.1)%	0.2%	(0.4)%
Core sales growth (non-GAAP)	4.6%	4.0%	5.7%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Forecasted Core Sales Growth, Adjusted Operating Profit Margin, and Adjusted Diluted Net Earnings per Share
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof), adjusted diluted earnings per share or free cash flow to net earnings conversion ratio to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit, forecasted diluted earnings per share or forecasted net earnings ratio.

% Change Three-Month Period Ending December 31, 2024 vs. Comparable 2023 Period
Core sales growth (non-GAAP)	+Low-single digit to +Mid-single digit

Three-Month Period Ending December 31, 2024
Adjusted Operating Profit Margin (non-GAAP)	~24.0%
Adjusted Diluted Net Earnings per Share (non-GAAP)	$0.86 to $0.90

% Change Year Ending December 31, 2024 vs. Comparable 2023 Period
Core sales growth (non-GAAP)	+Low-single digits

Year Ending December 31, 2024
Adjusted Operating Profit Margin (non-GAAP)	~75 basis points
Adjusted Diluted Net Earnings per Share (non-GAAP)	$3.44 to $3.48
Free cash flow to net earnings conversion ratio (non-GAAP)	100% to 110%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change
	September 27, 2024	September 29, 2023
Total Cash Flows:
Net cash provided by operating activities (GAAP)	$224	$243
Total cash used in investing activities (GAAP)	$(6)	$(14)
Total cash provided by (used in) financing activities (GAAP)	$(16)	$206

Free Cash Flow:
Total cash provided by operating activities (GAAP)	$224	$243	~ (8.0)%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(9)	(11)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	—	—
Free cash flow (non-GAAP)	$215	$232	~ (7.5)%
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Veralto Corporation’s (“Veralto” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related cash flow measures (the “FCF Measure”), understand Veralto’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses these non-GAAP measures to measure the Company’s operating and financial performance.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Veralto Enterprise System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Veralto’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Veralto’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
◦Standalone Adjustments: We believe these adjustments provide additional insight into how our businesses are performing, on a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that our future results will be unaffected by the items for which the measure adjusts.
•With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.